5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Third Quarter Ended September 30, 2024 Operating Results

Three Month Results
•Net revenues was $564.1 million
•Net income was $147.8 million
•Adjusted EBITDA was $271.2 million

Nine Month Results
•Net revenues was $1.63 billion
•Net income was $363.9 million
•Adjusted EBITDA was $754.6 million

Baton Rouge, LA – November 8, 2024 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2024.

“Our third quarter results came in largely as expected, with particular strength in local and programmatic sales. Expenses were slightly elevated but as we move through Q4, we see that correcting and see full year consolidated EBITDA margins coming in right around 47%,” chief executive Sean Reilly said. “In addition, Q4 revenue growth is pacing ahead of Q3. Consequently, we are raising full year guidance for diluted AFFO to a range of $7.85 to $7.95 per share.”
Third Quarter Highlights

•Net revenues increased 4.0%
•Net income increased 5.3%
•Adjusted EBITDA increased 2.1%
•AFFO increased 5.7%

Third Quarter Results
Lamar reported net revenues of $564.1 million for the third quarter of 2024 versus $542.6 million for the third quarter of 2023, a 4.0% increase. Operating income for the third quarter of 2024 decreased $1.6 million to $186.6 million as compared to $188.1 million for the same period in 2023. Lamar recognized net income of $147.8 million for the third quarter of 2024 as compared to net income of $140.4 million for the same period in 2023, an increase of $7.4 million. Net income per diluted share was $1.44 and $1.37 for the three months ended September 30, 2024 and 2023, respectively.

Adjusted EBITDA for the third quarter of 2024 was $271.2 million versus $265.7 million for the third quarter of 2023, an increase of 2.1%.

Cash flow provided by operating activities was $227.4 million for the three months ended September 30, 2024 versus $222.5 million for the third quarter of 2023, an increase of $4.8 million. Free cash flow for the third quarter of 2024 was $198.1 million as compared to $181.0 million for the same period in 2023, a 9.4% increase.

For the third quarter of 2024, funds from operations, or FFO, was $214.0 million versus $210.0 million for the same period in 2023, an increase of 1.9%. Adjusted funds from operations, or AFFO, for the third quarter of 2024 was $220.7 million compared to $208.8 million for the same period in 2023, an increase of 5.7%. Diluted AFFO per share increased 5.4% to $2.15 for the three months ended September 30, 2024 as compared to $2.04 for the same period in 2023.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the third quarter of 2024 increased 3.6% over acquisition-adjusted net revenue for the third quarter of 2023. Acquisition-adjusted EBITDA for the third quarter of 2024 increased 1.8% as compared to acquisition-adjusted EBITDA for the third quarter of 2023. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2023 period for acquisitions and divestitures for the same time frame as actually owned in the 2024 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Nine Month Results
Lamar reported net revenues of $1.63 billion for the nine months ended September 30, 2024 versus $1.56 billion for the nine months ended September 30, 2023, a 4.7% increase. Operating income for the nine months ended September 30, 2024 increased $11.7 million to $495.4 million as compared to $483.7 million for the same period in 2023. Lamar recognized net income of $363.9 million for the nine months ended September 30, 2024 as compared to net income of $347.5 million for the same period in 2023, an increase of $16.4 million. Net income per diluted share was $3.54 and $3.39 for the nine months ended September 30, 2024 and 2023, respectively.

Adjusted EBITDA for the nine months ended September 30, 2024 was $754.6 million versus $717.6 million for the same period in 2023, an increase of 5.2%.

Cash flow provided by operating activities was $594.3 million for the nine months ended September 30, 2024, an increase of $64.9 million as compared to the same period in 2023. Free cash flow for the nine months ended September 30, 2024 was $540.3 million as compared to $453.5 million for the same period in 2023, a 19.1% increase.

For the nine months ended September 30, 2024, funds from operations, or FFO, was $571.7 million versus $554.2 million for the same period in 2023, an increase of 3.2%. Adjusted funds from operations, or AFFO, for the nine months ended September 30, 2024 was $592.5 million compared to $547.3 million for the same period in 2023, an increase of 8.3%. Diluted AFFO per share increased 7.8% to $5.78 for the nine months ended September 30, 2024 as compared to $5.36 for the same period in 2023.

Liquidity
As of September 30, 2024, Lamar had $450.7 million in total liquidity that consisted of $421.2 million available for borrowing under its revolving senior credit facility and $29.5 million in cash and cash equivalents. There were $320.0 million in borrowings outstanding under the Company’s revolving credit facility and $249.8 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments
On October 15, 2024, the Company amended its Accounts Receivable Securitization Program to extend the Program’s maturity date from July 21, 2025 to October 15, 2027, with a springing maturity date under certain conditions. All other significant terms and conditions were unchanged.

Revised Guidance
We are updating our 2024 guidance issued in May 2024. We now expect net income per diluted share for fiscal year 2024 to be between $4.97 and $4.99, with diluted AFFO per share between $7.85 and $7.95. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current

Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investee, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before (gain) loss from the sale or disposal of real estate assets and investments, net of tax, and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line income and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax expense (benefit); (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted

EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Friday, November 8, 2024 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-420-1271 or 1-785-424-1634
Passcode:	63104

Live Webcast:	www.lamar.com/About/Investors/Presentations

Webcast Replay:	www.lamar.com/About/Investors/Presentations
Available through Friday, November 15, 2024 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 4,800 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenues	$564,135	$542,609	$1,627,536	$1,555,078
Operating expenses (income)
Direct advertising expenses	182,717	175,305	542,001	515,606
General and administrative expenses	86,111	79,201	253,540	248,392
Corporate expenses	24,148	22,414	77,360	73,520
Stock-based compensation	12,097	3,916	37,713	16,362
Capitalized contract fulfillment costs, net	(132)	(117)	(506)	(203)
Depreciation and amortization	75,112	74,636	227,531	222,919
Gain on disposition of assets	(2,474)	(879)	(5,486)	(5,243)
Total operating expense	377,579	354,476	1,132,153	1,071,353
Operating income	186,556	188,133	495,383	483,725
Other expense (income)
Loss on extinguishment of debt	270	115	270	115
Interest income	(662)	(621)	(1,701)	(1,559)
Interest expense	42,937	45,070	131,761	130,163
Equity in earnings of investee	(2,642)	(699)	(2,087)	(1,326)
	39,903	43,865	128,243	127,393
Income before income tax (benefit) expense	146,653	144,268	367,140	356,332
Income tax (benefit) expense	(1,169)	3,843	3,225	8,821
Net income	147,822	140,425	363,915	347,511
Net income attributable to non-controlling interest	346	408	849	833
Net income attributable to controlling interest	147,476	140,017	363,066	346,678
Preferred stock dividends	91	91	273	273
Net income applicable to common stock	$147,385	$139,926	$362,793	$346,405
Earnings per share:
Basic earnings per share	$1.44	$1.37	$3.55	$3.40
Diluted earnings per share	$1.44	$1.37	$3.54	$3.39
Weighted average common shares outstanding:
Basic	102,307,059	101,960,356	102,223,918	101,890,573
Diluted	102,617,515	102,130,614	102,547,490	102,085,016
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$271,159	$265,689	$754,635	$717,560
Interest, net	(40,716)	(42,823)	(125,230)	(123,684)
Current tax expense	(2,124)	(2,588)	(6,582)	(7,911)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(30,140)	(39,145)	(82,270)	(132,152)
Free cash flow	$198,088	$181,042	$540,280	$453,540

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	September 30, 2024	December 31, 2023
	(Unaudited)
Selected Balance Sheet Data:
Cash and cash equivalents	$29,510	$44,605
Working capital deficit	$(326,410)	$(340,711)
Total assets	$6,520,068	$6,563,622
Total debt, net of deferred financing costs (including current maturities)	$3,245,706	$3,341,127
Total stockholders’ equity	$1,212,945	$1,216,788

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)
Selected Cash Flow Data:
Cash flows provided by operating activities	$227,393	$222,546	$594,297	$529,420
Cash flows used in investing activities	$31,385	$115,916	$108,046	$245,925
Cash flows used in financing activities	$244,478	$114,955	$501,222	$296,736

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$227,393	$222,546	$594,297	$529,420
Changes in operating assets and liabilities	4,307	900	33,924	65,357
Total capital expenditures	(30,140)	(39,145)	(82,270)	(132,152)
Preferred stock dividends	(91)	(91)	(273)	(273)
Capitalized contract fulfillment costs, net	(132)	(117)	(506)	(203)
Other	(3,249)	(3,051)	(4,892)	(8,609)
Free cash flow	$198,088	$181,042	$540,280	$453,540

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$147,822	$140,425	$363,915	$347,511
Loss on extinguishment of debt	270	115	270	115
Interest income	(662)	(621)	(1,701)	(1,559)
Interest expense	42,937	45,070	131,761	130,163
Equity in earnings of investee	(2,642)	(699)	(2,087)	(1,326)
Income tax (benefit) expense	(1,169)	3,843	3,225	8,821
Operating income	186,556	188,133	495,383	483,725
Stock-based compensation	12,097	3,916	37,713	16,362
Capitalized contract fulfillment costs, net	(132)	(117)	(506)	(203)
Depreciation and amortization	75,112	74,636	227,531	222,919
Gain on disposition of assets	(2,474)	(879)	(5,486)	(5,243)
Adjusted EBITDA	$271,159	$265,689	$754,635	$717,560

Capital expenditure detail by category:
Billboards - traditional	$7,472	$11,658	$18,485	$40,619
Billboards - digital	14,703	18,057	39,311	59,598
Logo	3,108	2,368	6,244	9,499
Transit	358	1,001	1,743	2,390
Land and buildings	1,268	2,094	5,948	9,785
Operating equipment	3,231	3,967	10,539	10,261
Total capital expenditures	$30,140	$39,145	$82,270	$132,152

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$564,135	$542,609	4.0%	$1,627,536	$1,555,078	4.7%
Acquisitions and divestitures	—	1,835		—	6,252
Acquisition-adjusted net revenue	564,135	544,444	3.6%	1,627,536	1,561,330	4.2%
Reported direct advertising and G&A expenses	268,828	254,506	5.6%	795,541	763,998	4.1%
Acquisitions and divestitures	—	1,025		—	2,673
Acquisition-adjusted direct advertising and G&A expenses	268,828	255,531	5.2%	795,541	766,671	3.8%
Outdoor operating income	295,307	288,103	2.5%	831,995	791,080	5.2%
Acquisition and divestitures	—	810		—	3,579
Acquisition-adjusted outdoor operating income	295,307	288,913	2.2%	831,995	794,659	4.7%
Reported corporate expense	24,148	22,414	7.7%	77,360	73,520	5.2%
Acquisitions and divestitures	—	65		—	197
Acquisition-adjusted corporate expenses	24,148	22,479	7.4%	77,360	73,717	4.9%
Adjusted EBITDA	271,159	265,689	2.1%	754,635	717,560	5.2%
Acquisitions and divestitures	—	745		—	3,382
Acquisition-adjusted EBITDA	$271,159	$266,434	1.8%	$754,635	$720,942	4.7%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2023 for acquisitions and divestitures for the same time frame as actually owned in 2024.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$147,822	$140,425	5.3%	$363,915	$347,511	4.7%
Loss on extinguishment of debt	270	115		270	115
Interest expense, net	42,275	44,449		130,060	128,604
Equity in earnings of investee	(2,642)	(699)		(2,087)	(1,326)
Income tax (benefit) expense	(1,169)	3,843		3,225	8,821
Operating income	186,556	188,133	(0.8)%	495,383	483,725	2.4%
Corporate expenses	24,148	22,414		77,360	73,520
Stock-based compensation	12,097	3,916		37,713	16,362
Capitalized contract fulfillment costs, net	(132)	(117)		(506)	(203)
Depreciation and amortization	75,112	74,636		227,531	222,919
Gain on disposition of assets	(2,474)	(879)		(5,486)	(5,243)
Outdoor operating income	$295,307	$288,103	2.5%	$831,995	$791,080	5.2%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$377,579	$354,476	6.5%	$1,132,153	$1,071,353	5.7%
Gain on disposition of assets	2,474	879		5,486	5,243
Depreciation and amortization	(75,112)	(74,636)		(227,531)	(222,919)
Capitalized contract fulfillment costs, net	132	117		506	203
Stock-based compensation	(12,097)	(3,916)		(37,713)	(16,362)
Acquisitions and divestitures	—	1,090		—	2,870
Acquisition-adjusted consolidated expense	$292,976	$278,010	5.4%	$872,901	$840,388	3.9%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Adjusted Funds from Operations:
Net income	$147,822	$140,425	$363,915	$347,511
Depreciation and amortization related to real estate	71,310	71,519	215,432	213,925
Gain from sale or disposal of real estate, net of tax	(2,440)	(806)	(5,260)	(5,113)
Adjustments for unconsolidated affiliates and non-controlling interest	(2,739)	(1,107)	(2,355)	(2,159)
Funds from operations	$213,953	$210,031	$571,732	$554,164
Straight-line expense	971	1,136	3,038	3,476
Capitalized contract fulfillment costs, net	(132)	(117)	(506)	(203)
Stock-based compensation expense	12,097	3,916	37,713	16,362
Non-cash portion of tax provision	(3,293)	1,255	(3,357)	910
Non-real estate related depreciation and amortization	3,801	3,117	12,098	8,994
Amortization of deferred financing costs	1,559	1,626	4,830	4,920
Loss on extinguishment of debt	270	115	270	115
Capitalized expenditures-maintenance	(11,269)	(13,402)	(35,723)	(43,642)
Adjustments for unconsolidated affiliates and non-controlling interest	2,739	1,107	2,355	2,159
Adjusted funds from operations	$220,696	$208,784	$592,450	$547,255
Divided by weighted average diluted common shares outstanding	102,617,515	102,130,614	102,547,490	102,085,016
Diluted AFFO per share	$2.15	$2.04	$5.78	$5.36

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revised projected 2024 Adjusted Funds From Operations:

	Year ended December 31, 2024
	Low	High
Net income	$510,330	$512,330
Depreciation and amortization related to real estate	288,000	288,000
Gain from sale or disposal of real estate, net of tax	(6,000)	(6,000)
Adjustments for unconsolidated affiliates and non-controlling interest	(3,000)	(5,500)
Funds from operations	$789,330	$788,830
Straight-line expense	4,200	4,200
Capitalized contract fulfillment costs, net	500	500
Stock-based compensation expense	45,000	53,000
Non-cash portion of tax provision	(5,000)	(5,000)
Non-real estate related depreciation and amortization	12,000	12,000
Amortization of deferred financing costs	6,400	6,400
Loss on extinguishment of debt	270	270
Capitalized expenditures-maintenance	(50,000)	(50,000)
Adjustments for unconsolidated affiliates and non-controlling interest	3,000	5,500
Adjusted funds from operations	$805,700	$815,700
Weighted average diluted common shares outstanding	102,600,000	102,600,000
Diluted earnings per share	$4.97	$4.99
Diluted AFFO per share	$7.85	$7.95

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of November 8, 2024. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.